Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 25, 2023, with respect to the consolidated financial statements of 23andMe Holding Co., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California
March 22, 2024